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                                                                    EXHIBIT 10.2

               AMENDED AND RESTATED NOTE SECURED BY DEED OF TRUST

$20,765,000                    Las Vegas, Nevada     December 28, 2001,
                                                     as amended and
                                                     restated as of July 1, 2002

         For valuable consideration, Metroflag Polo, LLC, a Nevada limited liability company ("Promisor") does hereby promise to pay to the order of Grand Casinos Nevada I, Inc., a Minnesota corporation ("Promisee") the principal sum of Twenty Million Seven Hundred Sixty-five Thousand Dollars ($20,765,000), together with interest thereon, from July 1, 2002. Interest for the period ending June 30, 2002 shall be Five Hundred Eighty Five Thousand Eighty Six and 59/100 Dollars ($585,086.59). Interest in the amount of Three Hundred Twenty Eight Thousand Seven Hundred Twenty One and 44/100 Dollars ($328,721.44) has already been paid. The unpaid pre-July interest of Two Hundred Fifty Six Thousand Three Hundred Sixty Five and 15/100 Dollars ($256,365.15) shall be due and payable on the Maturity Date. Interest shall accrue on the unpaid pre-July interest and on the principal sum due hereunder at the rate of three percent (3%) per annum commencing July 1, 2002. Interest only shall be paid on the last day of each calendar month commencing July 31, 2002, and ending December 24, 2002 (the "Maturity Date"), at which time the entire remaining unpaid balance, together with interest thereon, shall be due and payable; provided that Promisor may extend the Maturity Date until January 31, 2003, upon the terms and subject to the conditions set forth in the Purchase Agreement (as hereinafter defined).

         Both principal and interest are payable at the office of Promisee, in Minnetonka, Minnesota, or at such place as the holder hereof may from time to time designate in writing.



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         Provided Promisor has notified Promisee in writing of such prepayment at least ten (10) days in advance, Promisor may prepay this Note in full or in part at any time. Any prepayment of principal must be accompanied by payment of all interest then accrued under this Note but unpaid. This Note is secured by a Deed of Trust, Assignment of Leases and Rents and Security Agreement dated December 28, 2001, as supplemented as of July 1, 2002 ("Deed of Trust"). Should any event of default, as hereinafter defined, occur, the whole sum of principal and interest hereunder shall, without notice, immediately become due at the option of the holder hereof. Any and all of the following shall constitute an event of default hereunder:

               (a) default in payment of any installment of principal or interest hereunder; or

               (b) default in performance of any obligation contained herein or in the Deed of Trust or any other security instrument by which this Note is secured or any guaranty hereof or thereof.

         The sale, agreement to sell, transfer, assignment, mortgage, pledge, hypothecation or encumbrance, whether voluntary or involuntary, directly or indirectly, of the whole or any portion of Promisor's right, title or interest in and to the property subject to the Deed of Trust or any portion thereof, other than encumbrances permitted under, and complying with, that Purchase Agreement by and between Promisor and Promisee dated as of December 28, 2001, as amended by letter agreements dated June 26, 2002, July 15, 2002, July 30, 2002, August 14, 2002, August 30, 2002, and September 10, 2002 and by Amendment to Purchase Agreement dated September 27, 2002, ("Purchase Agreement") shall entitle Promisee to accelerate the indebtedness secured hereby in the same manner as in the case of any other default. Any lease for a term (including options to extend) of greater than twenty (20) years shall be deemed a sale for the purpose of this paragraph. For the




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purpose of this paragraph, the sale, transfer, assignment, mortgage, pledge, hypothecation, charging or encumbrance of the aggregate of greater than thirty percent (30%) of (a) the interests in any partnership or limited liability company then owning such property, whether directly or indirectly (such as by sale of stock in any corporate partner or member) or (b) any class of stock in a corporation then owning such property, whether directly or indirectly (such as by sale of stock in any parent corporation) shall be deemed a sale, transfer, assignment, mortgage, pledge, hypothecation or encumbrance, as the case may be, of an interest of Promisor in the property subject to the Deed of Trust.

         Promisor and all others who may become liable for the payment of all or any part of this obligation do hereby severally waive presentment for payment, protest and demand, notice of protest, demand and dishonor, and nonpayment of this Note and expressly agree that the maturity of this Note or any payment hereunder may be extended from time to time, at the option of the holder hereof, without in any way affecting the liability of each. Promisor agrees that the holder hereof may release all or part of the security for the payment thereof or release any party liable for this obligation. Any such extension or release may be made without notice to any of the parties and without discharging their liability.

         Promisor promises to pay all costs incurred in collection and/or enforcement of this Note or any part thereof or otherwise in connection herewith, including, but not limited to, reasonable attorneys' fees. In the event of court action, all costs and such additional sums and attorneys' fees as the court may adjudge reasonable shall be awarded to the prevailing party.

         The obligations of any party liable for the payment of all or any part of this obligation shall be joint and several.



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         If any term, provision, covenant or condition of this Note, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, or unenforceable, all provisions, covenants and conditions of this Note and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

         The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Note. Any action to enforce Promisor's obligations hereunder may be brought in any court of competent jurisdiction in the State of Nevada, and Promisor hereby consents to the jurisdiction of Nevada courts over it.

                                              Metroflag Polo, LLC,
                                              a Nevada limited liability company

                                              By Its Member:

                                              Metro One, LLC,
                                              a Nevada limited liability company


                                              By: /s/ Brett Torino
                                                 -------------------------------
                                                 Brett Torino, Manager


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